EXHIBIT 99.1

Chemours Names Joseph Martinko as President, Thermal & Specialized Solutions

New Leader Poised to Continue Delivering Strong Performance

Wilmington, Del., July 26, 2023 – The Chemours Company ("Chemours") (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials, today announced the appointment of Joseph Martinko as President, Thermal & Specialized Solutions (TSS), effective immediately. Martinko was appointed interim leader on June 1 and stood out as the top candidate following an internal and external search.

"Joe has been a principal architect of the entire Opteon™ solutions portfolio and brings unmatched knowledge of our thermal management products, market, and customers to this role. In addition, having led the commercialization and market transition to low-GWP Opteon™ products for the mobile and stationary refrigeration and foam expansion markets, he knows what it takes to innovate in the space as we look for more sustainable solutions," said Mark Newman, Chemours President and Chief Executive Officer. "With Joe's deep commercial and regulatory experience and his proven track record, I have no doubt that the TSS team will continue to deliver strong financial performance and business growth under his leadership."

Martinko brings to the role over 30 years of expertise in the chemical industry, with more than 20 years of experience across TSS and Chemours’ legacy fluoroproducts business in a range of global market, product and regional leadership roles. Before he was appointed to lead TSS, he served as the Sr. Business Director, Americas, a role in which he drove business strategy, delivered record-breaking financial performance, and built a high-performing team. Prior to that, Martinko has held various roles in the fluoroproducts business with responsibility for regulatory and advocacy, customer service, marketing, sales, technical service, asset strategy and product management. Before Chemours, Martinko worked for over 20 years with DuPont in various business leadership and manufacturing roles.

"The TSS business has a solid foundation upon which we will continue to build," said Joseph Martinko, President of Chemours Thermal & Specialized Solutions. "We have an industry-leading product portfolio, an exciting innovation pipeline, and a highly capable and resolute team that knows how to win. All of this ensures that we are well positioned for continued growth. I have every confidence in our TSS team's ability to continue executing our strategy and delivering strong business results."

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,600 employees and 29 manufacturing sites serving approximately 2,900 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Matters outside our control, including general economic conditions and the COVID-19 pandemic, have affected or may affect our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in our Annual Report on Form 10-K for the year ended December 31, 2022. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS

Brandon Ontjes

VP, Financial Planning & Analysis and Investor Relations

+1.302.773.3300

investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Thomas Sueta

Corporate Communications Director

+1.302.773.3903

media@chemours.com